Exhibit 99
[GRAPHIC OMITTED]
[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866

            Kadant Reports 2005 Fourth Quarter and Full-Year Results
                      and Gives Financial Guidance for 2006

ACTON, Mass., February 15, 2006 - Kadant Inc. (NYSE:KAI) reported revenues of $63.1 million from continuing operations in the fourth quarter of 2005, an increase of $17.2 million over $45.9 million in the fourth quarter of 2004. Revenues in the 2005 period included $19.1 million from Kadant Johnson, and currency translation lowered revenues by $0.5 million. Operating income from continuing operations in the 2005 quarter was $2.1 million (including $0.6 million from Kadant Johnson), versus an operating loss of $7.5 million in 2004, due primarily to $9.5 million of restructuring charges in that period. Income from continuing operations (after-tax) was $1.0 million in the 2005 quarter, or $.07 of diluted earnings per share (EPS), versus a loss of $4.8 million, or $.34 of diluted EPS, a year ago, which included restructuring charges that lowered EPS by $.44. Including the discontinued composite building products business, net income in the 2005 period was $0.4 million, or $.03 per diluted share, versus a loss of $5.3 million, or $.38 per diluted share, in 2004. The composites business was sold in October 2005.

         For full-year 2005, Kadant reported revenues of $243.7 million from continuing operations, a $48.7 million increase over $195.0 million for full-year 2004. The 2005 revenues included $47.9 million from Kadant Johnson and $2.0 million from the favorable effect of currency translation. Operating income from continuing operations in 2005 was $14.6 million (including $3.1 million from Kadant Johnson), versus $6.8 million in 2004. Income from continuing operations (after-tax) was $9.9 million in 2005, or $.70 of diluted EPS, versus $5.8 million, or $.40 per diluted share, in 2004. Including the discontinued composite building products business, net income in 2005 was $6.9 million, or $.49 per diluted share, versus $0.7 million, or $.05 per diluted share, in 2004.

         "Our results for the fourth quarter came in generally as we expected, that is, weaker than the performance we were able to deliver during the first three quarters in spite of challenges in some of our geographic markets," said William A. Rainville, chairman and chief executive officer of Kadant. "Our quarterly bookings, however, set an all-time record, increasing 60 percent over last year. Even without Kadant Johnson, bookings in the quarter rose 19 percent, due primarily to orders for stock-preparation equipment supplied by our operations in North America and Europe. In addition, high energy costs in the U.S. are driving demand for Kadant Johnson's efficient dryer and fluid-handling technologies. Our year-end backlog rose 29 percent over the third quarter of 2005 to $54 million, positioning Kadant for a strong start in 2006.

         "For all of 2005, we are pleased to report that we generated $23 million of EBITDA, including $7.2 million from Kadant Johnson. We also generated more than $19 million in cash flow from operations, for a 47 percent increase over last year. (EBITDA is a non-GAAP financial measure that excludes certain items detailed at the end of this press release under the heading "Use of Non-GAAP Financial Measures.")

                                     -more-

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         "Our solid balance sheet allowed us to make significant investments in the company during 2005 that we believe will lead to earnings growth this year, most notably our acquisition of Kadant Johnson and our restructuring actions in France and North America. In addition, in January 2006, we signed an agreement to acquire a Chinese producer of stock-preparation equipment that, if completed, would expand our product line and add a low-cost manufacturing base. We also spent $3.7 million in cash during the fourth quarter to repurchase our stock, for a total investment of $9.1 million in stock buybacks in 2005. Since May 2004, we have bought more than $19 million of our common stock.

         "Based on the actions we took during 2005, and our strong bookings at the end of the year, for full-year 2006 we expect to achieve GAAP diluted EPS of $1.15 to $1.25 from continuing operations, on revenues of $290 to $300 million. For the first quarter of 2006, we expect to report GAAP diluted EPS of $.17 to $.19, on revenues of $70 to $72 million."

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income, adjusted diluted EPS, and adjusted operating income, all of which exclude certain non-recurring items. In addition, we exclude certain acquisition-related charges from EBITDA, such as charges associated with the sale of inventory that has been revalued for the acquired profit in inventory at the Kadant Johnson acquisition date. We exclude the above items because they are outside of our normal operations and/or, are of a non-recurring nature. We believe that the inclusion of such measures helps investors to gain a better understanding of our underlying operations and future prospects, consistent with how management measures and forecasts Kadant's performance, especially when comparing such results to previous periods or forecasts. We also believe this information is responsive to investors' requests and gives them an additional measure of Kadant's performance.

         We use these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our underlying operating performance and comparing such performance to that of prior periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes.

         The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measure, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

         Each of these non-GAAP measures included in this press release excludes:

               - Costs and tax effects associated with restructuring activities, primarily related to reducing headcount in connection with our Kadant Lamort restructuring in France. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs based on their past pattern of occurrence, materiality, and unusual nature and complexity.

         EBITDA also excludes:

               - Certain gains/losses which are either isolated or cannot be expected to occur again with any regularity or predictability and that we believe are not indicative of our normal operating gains and losses.

               - Charges related to the sale of inventories revalued at the Kadant Johnson acquisition date, as we believe these charges are not indicative of our normal operating costs.

         Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

                                     -more-

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
Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

                                                              Three Months Ended                     Twelve Months Ended
                                                      -----------------------------------    -----------------------------------

Condensed Consolidated Statement of Operations        December 31, 2005   January 1, 2005    December 31, 2005   January 1, 2005
--------------------------------------------------------------------------------------------------------------------------------


Revenues                                              $          63,084   $        45,931    $        243,713    $       194,966
                                                      -----------------   ---------------    ----------------    ---------------

Costs and Operating Expenses:
  Cost of revenues                                               38,820            29,191             149,744            119,200
  Selling, general and administrative expenses                   20,959            13,901              74,617             56,334
  Research and development expenses                               1,277               801               4,887              3,077
  Restructuring costs                                               (40)            9,515                (118)             9,515
                                                      -----------------   ---------------    -----------------   ---------------
                                                                 61,016            53,408             229,130            188,126
                                                      -----------------   ---------------    ----------------    ---------------
Operating Income (Loss)                                           2,068            (7,477)             14,583              6,840
Interest Income                                                     317               465               1,505              1,468
Interest Expense                                                   (813)               (9)             (2,114)               (23)
                                                      -----------------   ---------------    -----------------   ---------------

Income (Loss) from Continuing Operations Before
  Income Taxes and Minority Interest                              1,572            (7,021)             13,974              8,285
Income Tax Provision (Benefit)                                      549            (2,252)              3,925              2,524
Minority Interest Expense                                            26                 -                 184                  8
                                                      -----------------   ---------------    ----------------    ---------------
Income (Loss) from Continuing Operations                            997            (4,769)              9,865              5,753

Loss from Discontinued Operation, Net of Tax (a)                   (580)             (555)             (2,988)            (5,099)
                                                      -----------------   ---------------    ----------------    ---------------

Net Income (Loss)                                     $             417   $        (5,324)   $          6,877    $           654
                                                      =================   ===============    ================    ===============


Earnings (Loss) per Share
  Basic
    Income (Loss) from Continuing Operations          $             .07   $          (.34)   $            .71    $           .41
    Loss from Discontinued Operation                               (.04)             (.04)               (.21)              (.36)
                                                      -----------------   ---------------    ----------------    ---------------
    Net Income (Loss)                                 $             .03   $          (.38)   $            .50    $           .05
                                                      =================   ===============    ================    ===============

  Diluted
    Income (Loss) from Continuing Operations          $             .07   $          (.34)   $            .70    $           .40
    Loss from Discontinued Operation                               (.04)             (.04)               (.21)              (.35)
                                                      -----------------   ---------------    ----------------    ---------------
    Net Income (Loss)                                 $             .03   $          (.38)   $            .49    $           .05
                                                      =================   ===============    ================    ===============

Weighted Average Shares
    Basic                                                        13,638            13,868              13,829             14,071
                                                      =================   ===============   =================    ===============
    Diluted                                                      13,857            13,868              14,104             14,398
                                                      =================   ===============   =================    ===============


                                                              Three Months Ended                     Twelve Months Ended
                                                      -----------------------------------    -----------------------------------
Adjusted Net Income and Diluted EPS                   December 31, 2005   January 1, 2005    December 31, 2005   January 1, 2005
--------------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                     $             417   $        (5,324)   $          6,877    $           654
Loss from Discontinued Operation, Net of Tax                        580               555               2,988              5,099
Restructuring Costs, Net of Tax (b)                                   -             6,090                   -              6,090
                                                      -----------------   ---------------    ----------------    ---------------
  Adjusted Net Income (c)                             $             997   $         1,321    $          9,865    $        11,843
                                                      =================   ===============    ================    ===============

Diluted Earnings (Loss) per Share                     $             .03   $          (.38)   $            .49    $           .05
Loss from Discontinued Operation                                    .04               .04                 .21                .35
Restructuring Costs (b)                                               -               .44                   -                .42
                                                      -----------------   ---------------    ----------------    ---------------
  Adjusted Diluted Earnings per Share (c)             $             .07   $           .10    $            .70    $           .82
                                                      =================   ===============    ================    ===============

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                                                              Three Months Ended                     Twelve Months Ended
                                                      -----------------------------------    -----------------------------------
Business Segment Information (d)                      December 31, 2005   January 1, 2005    December 31, 2005   January 1, 2005
--------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Pulp and Papermaking Systems                        $          59,637   $        44,154    $        232,615    $       188,320
  Other                                                           3,447             1,777              11,098              6,646
                                                      -----------------   ---------------    ----------------    ---------------
                                                      $          63,084   $        45,931    $        243,713    $       194,966
                                                      =================   ===============    ================    ===============
Gross Profit Margin:
  Pulp and Papermaking Systems                                      40%               37%                 39%                39%
  Other                                                             20%               33%                 28%                36%
                                                      -----------------   ---------------    ----------------    ---------------
                                                                    38%               36%                 39%                39%
                                                      =================   ===============    =================   ===============
Operating Income (Loss):
  Pulp and Papermaking Systems                        $           3,209   $        (6,309)   $         18,685    $        11,781
  Corporate and Other                                            (1,141)           (1,168)             (4,102)            (4,941)
                                                      -----------------   ----------------   ----------------    ---------------
                                                      $           2,068   $        (7,477)   $         14,583    $         6,840
                                                      =================   ===============    ================    ===============
Adjusted Operating Income:
  Pulp and Papermaking Systems (b)                    $           3,209   $         3,206    $         18,685    $        21,296
  Corporate and Other                                            (1,141)           (1,168)             (4,102)            (4,941)
                                                      -----------------   ---------------    ----------------    ---------------
                                                      $           2,068   $         2,038    $         14,583    $        16,355
                                                      =================   ===============    ================    ===============

                                                              Three Months Ended                     Twelve Months Ended
                                                      -----------------------------------    -----------------------------------
Business Segment Information (d) (continued)          December 31, 2005   January 1, 2005    December 31, 2005   January 1, 2005
--------------------------------------------------------------------------------------------------------------------------------
Bookings from Continuing Operations:
  Pulp and Papermaking Systems                        $          71,358   $        45,438    $        240,900    $       185,870
  Other                                                           4,701             2,031              12,230              6,786
                                                      -----------------   ---------------    ----------------    ---------------
                                                      $          76,059   $        47,469             253,130    $       192,656
                                                      =================   ===============    ================    ===============
Capital Expenditures from Continuing Operations:
  Pulp and Papermaking Systems                        $           1,190   $           842    $          2,683    $         1,968
  Corporate and Other                                               136                18                 562                221
                                                      -----------------   ---------------    ----------------    ---------------
                                                      $           1,326   $           860    $          3,245    $         2,189
                                                      =================   ===============    ================    ===============


                                                              Three Months Ended                     Twelve Months Ended
                                                      -----------------------------------   ------------------------------------
Cash Flow and Other Data from Continuing Operations   December 31, 2005   January 1, 2005    December 31, 2005   January 1, 2005
--------------------------------------------------------------------------------------------------------------------------------
Cash Provided by Operations                           $           7,913   $         6,630    $         19,063    $        12,933
Depreciation and Amortization Expense                             2,064               870               6,931              3,604


Balance Sheet Data                                                                           December 31, 2005   January 1, 2005
--------------------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                                    $         40,822    $        82,089
Short- and Long-term Debt                                                                              55,500                  -
Shareholders' Investment                                                                              207,625            212,461


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                                                              Three Months Ended                     Twelve Months Ended
                                                     ------------------------------------    -----------------------------------
EBITDA Data                                           December 31, 2005   January 1, 2005    December 31, 2005   January 1, 2005
--------------------------------------------------------------------------------------------------------------------------------

Consolidated
  Operating Income (Loss)                             $           2,068   $        (7,477)   $         14,583    $         6,840
  Depreciation and Amortization                                   2,064               870               6,931              3,604
  Restructuring Costs (b)                                             -             9,515                   -              9,515
  Acquired Profit in Inventory (e)                                  455                 -               1,081                  -
  Royalty Gain                                                        -                 -                   -               (970)
  Gain on Sale of Subsidiary                                          -                 -                   -               (149)
                                                      -----------------   ---------------    ----------------    ---------------
  EBITDA                                              $           4,587   $         2,908    $         22,595    $        18,840
                                                      =================   ===============    ================    ===============

Pulp and Papermaking Systems
  Operating Income (Loss)                             $           3,209   $        (6,309)   $         18,685    $        11,781
  Depreciation and Amortization                                   1,841               766               6,227              3,136
  Restructuring Costs (b)                                             -             9,515                   -              9,515
  Acquired Profit in Inventory (e)                                  455                 -               1,081                  -
  Royalty Gain                                                        -                 -                   -               (970)
  Gain on Sale of Subsidiary                                          -                 -                   -               (149)
                                                      -----------------   ---------------    ----------------    ---------------
  EBITDA                                              $           5,505   $         3,972    $         25,993    $        23,313
                                                      =================   ================   ================    ===============

Corporate and Other
  Operating Loss                                      $          (1,141)  $        (1,168)   $         (4,102)   $        (4,941)
  Depreciation and Amortization                                     223               104                 704                468
                                                      -----------------   ---------------    ----------------    ---------------
  EBITDA                                              $            (918)  $        (1,064)   $         (3,398)   $        (4,473)
                                                      =================   ===============    ================    ===============


(a) Includes warranty provisions of $918 and $789 in the three-month periods and $5,525 and $6,696 in the twelve-month periods ended December 31, 2005 and January 1, 2005, respectively.
(b) Represents pre-tax restructuring costs of $9,515 in the three- and twelve-month periods ended January 1, 2005, or
    $.44 and $.42 per diluted share (after-tax), respectively, which have been excluded to derive adjusted net income, adjusted diluted earnings per share, adjusted operating income, and earnings before interest, taxes, depreciation and amortization (EBITDA).
(c) Adjusted Net Income and Adjusted Diluted Earnings per Share include:
    Twelve-month period ended December 31, 2005:
       - a tax benefit of $965, or $.07 per diluted share, including $882 received from our former parent company under a tax agreement and $83 in reductions of tax reserves.
    Twelve-month period ended January 1, 2005:
       - a pre-tax gain of $970, or $.04 per diluted share (after-tax), which resulted from renegotiating a series of agreements with one of our licensees.
       - reductions of tax reserves of $581, or $.04 per diluted share, and
       - a pre-tax gain on the sale of subsidiary of $149, or $.01 per diluted share (after-tax).
(d) "Other" includes the results from the Fiber-based Products business and Kadant Johnson's Casting Products business.
(e) Acquired profit in inventory relates to the charge associated with the sale of inventory that was revalued at the
    Kadant Johnson acquisition date.

Conference Call

Kadant will hold its earnings conference call on Thursday, February 16, 2006, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until March 17, 2006.

                                     -more-

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About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and services for improving efficiency and quality in pulp and paper production, including paper machine accessories, and systems for stock preparation, fluid handling, and water management. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, and textile industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Acton, Massachusetts, with approximately $244 million in revenues and 1,400 employees in 16 countries worldwide. For more information, visit www.kadant.com.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future business and financial performance, demand for our products, consequences of actions taken to position the company for future growth, and the potential acquisition and benefits of acquiring a Chinese manufacturer of stock-preparation equipment, including our ability to complete this acquisition. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended October 1, 2005. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; increases in our debt; restrictions in our credit agreement; our ability to successfully integrate Kadant Johnson; our acquisition strategy; our ability to complete the restructuring of our French subsidiary; retention of liabilities and warranty claims associated with composite building products manufactured prior to the sale of the business; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of fiber-based products; protection of patents and proprietary rights; fluctuations in quarterly operating results; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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